EXHIBIT 32

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350 AS REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TB Wood's Corporation (the "Company") on Form 10-Q for the quarterly period ended September 29, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2. The information continued in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


November 13, 2006  /s/ William T. Fejes    President and Chief Executive Officer
                   ---------------------
                     William T. Fejes


November 13, 2006  /s/ Joseph C. Horvath   Vice-President and Chief Financial
                   ---------------------   Officer
                     Joseph C. Horvath

A signed original of this written statement required by Section 906 has been provided to TB Wood's Corporation and will be retained by TB Wood's Corporation and furnished to the Securities and Exchange Commission or its staff upon request. This certification is not deemed filed by the Company for purposes of
Section 18 of the Securities and Exchange Act of 1934, as amended.


                                       22